Exhibit 99.2

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

				CONTROL #	g	000000000000

NAME

THE COMPANY NAME INC. - COMMON

THE COMPANY NAME INC. - CLASS A

THE COMPANY NAME INC. - CLASS B

THE COMPANY NAME INC. - CLASS C

THE COMPANY NAME INC. - CLASS D

THE COMPANY NAME INC. - CLASS E

THE COMPANY NAME INC. - CLASS F

THE COMPANY NAME INC. - 401 K

				SHARES		123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:			☒
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.							For	Against	Abstain

1.    Adoption of the Merger Agreement. Proposal to adopt the Agreement and Plan of Merger, dated as of March 13, 2013, as it may be amended from time to time, by and among Integrated Electrical Services, Inc., MISCOR Group, Ltd., and IES Subsidiary Holdings, Inc.

							☐	☐	☐

2.    Non-Binding, Advisory Vote on Golden Parachute Compensation. Proposal to approve, on an advisory (non-binding) basis, the merger-related named executive officer compensation payments that will or may be paid by MISCOR Group, Ltd. to its named executive officers in connection with the merger.

							☐	☐	☐

3.    Adjournment of the Special Meeting. Proposal to approve the adjournment of the Special Meeting, if necessary to solicit additional proxies on the foregoing proposals if there are not sufficient votes at the time of the Special Meeting.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

							☐	☐	☐
For address change/comments, mark here			☐	Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1
(see reverse for instructions)	Yes	No
Please indicate if you plan to attend this meeting	☐	☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

		JOB #							SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MISCOR GROUP, LTD. FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD SEPTEMBER 12, 2013

The undersigned appoints William J. Schmuhl, Jr. and Michael D. Topa, and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side, all of the shares of common stock of MISCOR Group, Ltd. (“MISCOR”) which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of MISCOR to be held at the offices of MISCOR, 800 Nave Rd., SE, Massillon, Ohio 44646, on Thursday, September 12, 2013, at 10:00 a.m. local time, or at any adjournment thereof. This proxy may be revoked at any time by delivering to MISCOR’s Secretary a written notice of revocation or a proxy with a later date, or by voting in person at the Special Meeting.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted for the proposals stated. If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

 Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS  PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.